CONFIDENTIAL TREATMENT REQUESTED

                                                                        REDACTED

                                 AMENDMENT NO. 4

         This AMENDMENT NO. 4 (this "Amendment"), effective as of June 30, 2000 (the "Amendment Date"), by and among Talk.com Holding, Inc. (formerly, Tel-Save, Inc.) ("TS"), a Pennsylvania corporation, and Talk.com, Inc. (formerly, Tel-Save Holdings, Inc.), a Delaware corporation ("Holdings"), with their principal offices at 12020 Sunrise Valley Drive, Reston, Virginia 20190, on the one hand, and America Online, Inc., a Delaware corporation with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 ("AOL"), on the other hand (each a "party" and, collectively, the "parties").

                                  INTRODUCTION

         TS, Holdings and AOL are parties to the Telecommunications Marketing Agreement, dated as of February 22, 1997, as heretofore corrected and amended by letter, dated April 23, 1997, and amended by an Amendment No. 1, dated January 25, 1998, an Amendment No. 2, dated May 14, 1998, and an Amendment No.3 dated as of October 1, 1998 (as so corrected and amended to the date hereof, but without giving effect to this Amendment, the "Agreement"). Capitalized terms used in this Amendment without other definition are defined as in the Agreement. In light of both parties' desire to increase the number of End Users of the Services, and without either party making any admission of fault or wrongdoing, the parties hereby agree as follows:

                                      TERMS

1. For each of the calendar quarters ending June 30, 2000 and September 30, 2000, respectively, AOL grants TS a $1,000,000 credit against the amount due from TS to AOL for each such quarter pursuant to Section V.B.1(c)(iii) and (iv) of the Agreement

2.       TS has provided AOL with proposed
         *** [MARKETING AND PROMOTIONAL SERVICES TO BE DELIVERED].


3. In consideration of, and acknowledging that the Release is a condition to, the parties' agreement to enter into this Amendment, as of June 30, 2000, TS and Holdings each hereby irrevocably waives and releases all claims, suits, demands, actions, and rights, whether known, unknown, contingent, or fixed (individually and collectively referred to as the "Claims"), against AOL and its current and former directors, officers, agents, employees, affiliates and assigns (collectively, the "AOL Released Parties") arising prior to June 30, 2000, and arising out of or in any way related to the AOL Released Parties' respective roles, rights, responsibilities, or obligations in connection with the provision, involvement, approval or offer of marketing programs or services related to the ***, provided, however, that nothing contained in this Section or this Amendment shall serve to release Claims against the AOL Released Parties asserted by unaffiliated third-parties related to the provision, terms, conditions or promotions of or relating to Talk.com's telecommunications services or the ***. Further, it is expressly understood and agreed that this waiver and release is not intended to release Claims directly arising out of the Services Agreement, dated as of December 1, 1999, between TS and Direct Marketing Services. This Release shall be effective notwithstanding any terms to the contrary contained in the Agreement or this Amendment.

4. The Agreement is amended to provide that references in the Agreement to "this Agreement" or "the Agreement" (including indirect references such as "hereunder," "hereby," "herein" and "hereof") shall be deemed to be references to the Agreement as amended hereby. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Amendment to preserve, to the fullest extent legally permitted, each party's anticipated benefits and obligations under this Amendment. If the parties are unable to so agree, the matter shall be resolved pursuant to Article XI.D of the Agreement. This Amendment does not, and shall not be construed to, modify any term or condition of the Agreement (including, without limitation, any payment obligations under the Agreement) except as expressly provided in this Amendment. Except as herein provided, the Agreement shall remain unchanged and in full force and effect. In the event of any inconsistency or discrepancy between the Agreement and this Amendment, the terms and conditions set forth in this Amendment shall control. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Amendment shall be governed by the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

 IN WITNESS WHEREOF, the undersigned have caused this Amendment to be signed on their behalf as of the date first written above.

AMERICA ONLINE, INC.


By:  _____________________
Name:
Title:  Senior Vice-President


TALK.COM, INC.                              TALK.COM HOLDING, INC.

By:  _____________________          By:  ____________________
Name:   Edward B. Meyercord                 Name:   Edward B. Meyercord
Title:  Executive Vice President          Title:  Executive Vice President